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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                    KSW, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                    (State of incorporation or organization)

                                   11-3191686
                     (I.R.S. Employer Identification Number)

                                37-16 23RD STREET
                        LONG ISLAND CITY, NEW YORK 11101
          (Address, including zip code, of principal executive offices)

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

        Securities Act registration statement file number to which this form relates: 333-135943

        Securities to be registered pursuant to Section 12(b) of the Act:

          TITLE OF EACH CLASS                   NAME OF EACH EXCHANGE ON WHICH
          TO BE SO REGISTERED                   EACH CLASS IS TO BE REGISTERED
---------------------------------------         ------------------------------
Common Stock, par value $0.01 per share          The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act: None

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                                EXPLANATORY NOTE

The sole purpose of this amendment is to remove a reference to a name change on the front cover of this Form 8-A. No other changes have been made to the original filing made on October 29, 2007.

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be Registered.

        The description of the Common Stock, par value $0.01 per share, of KSW, Inc., a Delaware corporation (the "Company"), is contained in the Company's Registration Statement on Form 10 filed with the Securities and Exchange Commission on November 24, 1995, including any amendment or report filed for the purpose of updating such description, which is incorporated herein by reference.

        The Certificate of Incorporation of the Company provides that the Company's business shall be managed by a Board of Directors of not less than three and no more than twelve directors, with the exact number fixed by the Board of Directors from time to time. There are currently five seats on the Board of Directors. The Board of Directors of the Company is divided into three classes: Class I, Class II, and Class III. The directors in each class serve terms of three years each and until their successors are elected and qualified.

Item 2.   Exhibits.

        Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

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                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                                     KSW, INC.


Date: October 29, 2007                               By: /s/ Richard W. Lucas
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                                                         Richard W. Lucas
                                                         Chief Financial Officer

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